Exhibit 10.3

first Amendment

to

TAX RECEIVABLE AGREEMENT

This First Amendment to Tax Receivable Agreement (this “Amendment”) is made and entered into as of July 21, 2015, by and among ZAIS Group Holdings, Inc., a Delaware corporation (“Holdings”) and the Non-Holdings Members (as defined therein). Capitalized terms used in this Amendment but not defined herein shall have the respective meanings given to them in the Agreement (as defined below).

WHEREAS, Holdings and the Non-Holdings Members are parties to that certain Tax Receivable Agreement, dated as of March 17, 2015 (the “Agreement”); and

WHEREAS, pursuant to Section 7.6(b) of the Agreement, Holdings and the Non-Holdings Members now desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in the Agreement and this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendments.

(a)          The Recitals section of the Agreement is hereby amended by replacing each reference to the terms “subsidiary” or “subsidiaries” in the eighth “Whereas” clause therein to the defined terms “Subsidiary” or “Subsidiaries”, as applicable.

(b)          The defined term “Subsidiaries” contained in Section 1.1 of the Agreement is hereby amended by replacing the text “other pooled investment vehicle or any Subsidiaries of such Person shall be deemed to be a Subsidiary of Holdings unless a majority of the economic interests of such Person are owned by Holdings or any of its Subsidiaries” in its entirety with the following: “other pooled investment vehicle or any Subsidiaries thereof shall be deemed to be a Subsidiary of any Person unless a majority of the economic interests therein are owned by such Person or any of its Subsidiaries”.

(c)          Section 6.1 of the Agreement is hereby amended by inserting the text “constituting a Subsidiary” immediately after the text “If ZGP acquires an interest in an entity”.

2.          No Other Modifications. Except as specifically provided in this Amendment, the Agreement shall remain in full force and effect without any other amendments or modifications.

3.          Counterparts. This Amendment may be executed in two or more counterparts (including by facsimile or other electronic means), each of which shall be deemed to constitute an original, but all of which together shall be deemed to constitute one and the same instrument.

4.          Governing Law. This Amendment will be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State, without giving effect to any conflicts of laws provisions.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

HOLDINGS:

ZAIS GROUP HOLDINGS, INC.

By:	/s/ Michael F. Szymanski
Name:	Michael F. Szymanski
Title:	Chief Executive Officer

(Signatures continued on following page)

[Signature Page to First Amendment to Tax Receivable Agreement]

NON-HOLDINGS MEMBERS:

/s/ Christian M. Zugel
CHRISTIAN M. ZUGEL

/s/ Sonia Zugel
Sonia Zugel

/s/ Laureen Lim
Laureen Lim

ZUGEL FAMILY TRUST

By: Fiduciary Trust International of Delaware, as Trustee

By:	/s/ Dorothy K. Scarlett
Name: Dorothy K. Scarlett
Title: President & CEO

/s/ Mark Mahoney, Trustee
Mark Mahoney, as Trustee

FAMILY TRUST U/A CHRISTIAN M. ZUGEL 2005 GRAT

By: Fiduciary Trust International of Delaware, as Trustee

By:	/s/ Dorothy K. Scarlett
Name: Dorothy K. Scarlett
Title: President & CEO

/s/ Mark Mahoney, Trustee
Mark Mahoney, as Trustee

[Signature page to First Amendment to Tax Receivable Agreement]